Exhibit 99.2

Wellesley Bank

Dear Depositor:

The Board of Directors of Wellesley Bank has voted unanimously in favor of a plan of conversion whereby Wellesley Bank will convert from the mutual form to the stock form of organization. We are converting so that Wellesley Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash a charitable foundation to be known as the Wellesley Bank Charitable Foundation. The foundation will be dedicated to nonprofit and community groups and projects that serve the communities in which the Bank operates.

About the Vote

A special meeting of depositors of Wellesley Bank has been called for __________, December _____, 2011 at __________ to be held at the __________, __________, Massachusetts. To accomplish the conversion and the establishment and funding of the foundation, your participation at the special meeting is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Notice and Information Statement, attending the special meeting and then casting your vote in favor of the plan of conversion and in favor of the foundation. Pursuant to Massachusetts regulation, the plan of conversion and the charitable foundation must each be approved by two-thirds of the votes cast by depositors present and voting in person at the special meeting. In addition, under Massachusetts regulation, voting by proxy will not be permitted. Therefore, we urge you to attend and cast your vote at this meeting.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Wellesley Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Wellesley Bank and Wellesley Bancorp, Inc. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Wellesley Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Wellesley Bancorp, Inc. conversion center located at ___________, Wellesley, MA 02482. Stock order forms will not be accepted at any branch offices. Your order must be physically received (not postmarked) by Wellesley Bancorp, Inc. no later than _:00 p.m., Eastern time, on ___ day, December __, 2011.

If you have any questions after reading the enclosed material, please call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 23 through 12:00 noon Monday, November 28, in observance of the Thanksgiving Day Holiday.

Sincerely,

Thomas J. Fontaine

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Wellesley Bank

Dear Depositor:

The Board of Directors of Wellesley Bank has voted unanimously in favor of a plan of conversion whereby Wellesley Bank will convert from the mutual form to the stock form of organization. We are converting so that Wellesley Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash a charitable foundation to be known as the Wellesley Bank Charitable Foundation. The foundation will be dedicated to nonprofit and community groups and projects that serve the communities in which the Bank operates.

A special meeting of depositors of Wellesley Bank has been called for __________, December _____, 2011 at __________ to be held at the __________, __________, Massachusetts. To accomplish the conversion and the establishment and funding of the foundation, your participation at the special meeting is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Notice and Information Statement, attending the special meeting and then casting your vote in favor of the plan of conversion and in favor of the foundation. Pursuant to Massachusetts regulation, the plan of conversion and the charitable foundation must each be approved by two-thirds of the votes cast by depositors present and voting in person at the special meeting. In addition, under Massachusetts regulation, voting by proxy will not be permitted. Therefore we urge you to attend and cast your vote at this meeting.

If the plan of conversion is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the fullest extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

If you have any questions after reading the enclosed material, please call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 23 through 12:00 noon Monday, November 28, in observance of the Thanksgiving Day Holiday.

Sincerely,

Thomas J. Fontaine

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Wellesley Bank

Dear Friend of Wellesley Bank:

The Board of Directors of Wellesley Bank has voted unanimously in favor of a plan of conversion whereby Wellesley Bank will convert from the mutual form to the stock form of organization. We are converting so that Wellesley Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash a charitable foundation to be known as the Wellesley Bank Charitable Foundation. The foundation will be dedicated to nonprofit and community groups and projects that serve the communities in which the Bank operates.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Wellesley Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Wellesley Bank and Wellesley Bancorp, Inc. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Wellesley Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Wellesley Bancorp, Inc. conversion center located at ___________, Wellesley, MA 02482. Stock order forms will not be accepted at any branch offices. Your order must be physically received (not postmarked) by Wellesley Bancorp, Inc. no later than _:00 p.m., Eastern time, on ___ day, December __, 2011.

If you have any questions after reading the enclosed material, please call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 23 through 12:00 noon Monday, November 28, in observance of the Thanksgiving Day Holiday.

Sincerely,

Thomas J. Fontaine

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Wellesley Bank

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Wellesley Bancorp, Inc.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Wellesley Bank and the proposed stock offering by Wellesley Bancorp, Inc. Please read the prospectus carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Wellesley Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Wellesley Bancorp, Inc. conversion center located at _________, Wellesley, MA 02482. Stock order forms will not be accepted at any branch offices. Your order must be physically received (not postmarked) by Wellesley Bancorp, Inc. no later than _:00 p.m., Eastern time, on ___ day, December __, 2011.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Thomas J. Fontaine

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of Wellesley Bank:

At the request of Wellesley Bank and its proposed new holding company, Wellesley Bancorp, Inc., we have enclosed material regarding the offering of common stock of Wellesley Bancorp, Inc. The material is offered in connection with the conversion of Wellesley Bank from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Wellesley Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Wellesley Bancorp, Inc., by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Wellesley Bancorp, Inc. conversion center located at _________, Wellesley, MA 02482. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Wellesley Bancorp, Inc. no later than _:00 p.m., Eastern time, on ___ day, December __, 2011.

If you have any questions after reading the enclosed material, please call the conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 23 through 12:00 noon Monday, November 28, in observance of the Thanksgiving Day Holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill + Partners, L.P.

Enclosures

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Wellesley Bank

Proxy Q&A

Questions & Answers About Voting

The Board of Directors of Wellesley Bank has voted unanimously in favor of a plan of conversion whereby Wellesley Bank will convert from the mutual to the stock form of organization and establish a charitable foundation, subject to the approval by two-thirds of the votes cast by depositors present and voting in person at Wellesley Bank’s special meeting of depositors. In connection with the conversion, Wellesley Bank’s new holding company, Wellesley Bancorp, Inc. is offering shares of its common stock for sale in an initial public offering. To continue our long-standing commitment to our local communities, we intend to contribute common stock and cash to the Wellesley Bank Charitable Foundation, which is dedicated to nonprofit and community groups and projects that serve the communities in which the Bank operates.

Your vote is very important. Your Board of Directors urges you to vote “FOR” the plan of conversion and establishment and funding of the foundation. We urge you to attend and cast your vote at this meeting.

Q.	Why is Wellesley Bank converting to the stock form of organization?

A.	We are converting so that Wellesley Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts will remain as they were prior to the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors of Wellesley Bank as of the close of business on October 31, 2011 (the “Voting Record Date”) are eligible to vote at the special meeting of Depositors.

Q.	Does my vote for the conversion mean that I must buy common stock of Wellesley Bancorp, Inc.?

A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of Wellesley Bancorp, Inc.

Q.	How do I vote?

A.	Each depositor as of the voting record date:

•	Must be present at the special meeting to cast their vote.

•	Will be entitled to one vote.

•	Is not permitted to vote by proxy.

Q.	What is the Wellesley Bank Charitable Foundation and why is it being funded?

A.	To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation, subject to depositor approval. The Wellesley Bank Charitable Foundation will be dedicated to nonprofit and community groups and projects that serve the communities in which the Bank operates.

Q.	Will the Wellesley Bank Charitable Foundation be funded if the conversion is not approved and completed?

A.	No. The charitable foundation will only be funded if both the plan and the funding of the foundation are approved by the depositors. However, if funding the foundation is not approved by our depositors and if we receive all other necessary conversion approvals, we will be permitted to complete the conversion without funding the foundation.

Additional	Information

Q.	What if I have additional questions or require more information?

A.	Wellesley Bank’s Notice and Information Statement that accompanies this brochure describes the conversion in detail. If you have any questions after reading the enclosed material, you may call our conversion center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 23 through 12:00 noon Monday, November 28, in observance of the Thanksgiving Day Holiday. Additional material may only be obtained from the conversion center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Wellesley Bancorp, Inc.

Stock Q&A

Questions & Answers About the Stock Offering

The Board of Directors of Wellesley Bank has voted unanimously in favor of a plan of conversion whereby Wellesley Bank will convert from the mutual to the stock form of organization and establish a charitable foundation, subject to the approval by two-thirds of the votes cast by depositors present and voting in person at Wellesley Bank’s special meeting of depositors. In connection with the conversion, Wellesley Bank’s new holding company, Wellesley Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering. To continue our long-standing commitment to our local communities, we intend to contribute additional common stock and cash to the Wellesley Bank Charitable Foundation, which is dedicated to nonprofit and community groups and projects that serve the communities in which the Bank operates.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Who can purchase stock?

A.	The common stock of Wellesley Bancorp, Inc. will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Wellesley Bank with accounts totaling $50 or more as of April 30, 2010;

2)	Supplemental Eligible Account Holders - depositors of Wellesley Bank with accounts totaling $50 or more as of June 30, 2011;

3)	Wellesley Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan; and

4)	Each employee, officer and director of Wellesley Bank at the time of the offering who is not eligible in the preceding priority categories;

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering, with a preference to members of Wellesley Bank’s local community, and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.	Are Wellesley Bank’s depositors required to purchase stock in the conversion?

A.	No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of Wellesley Bank. The conversion will allow customers of Wellesley Bank an opportunity to buy common stock and become stockholders of Wellesley Bancorp, Inc.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	Wellesley Bancorp, Inc. is offering for sale a maximum of 2,760,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Wellesley Bancorp, Inc. may increase the maximum and sell up to 3,174,000 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $200,000 (20,000 shares) and no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $350,000 (35,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Wellesley Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Wellesley Bancorp, Inc. conversion center located at ___________, Wellesley, MA 02482. Stock order forms may not be delivered to any Wellesley Bank branch offices. Your order must be physically received (not postmarked) by Wellesley Bancorp, Inc. no later than _:00 p.m., Eastern time, on ___day, December __, 2011. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Wellesley Bank. Checks and money orders must be made payable to Wellesley Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Wellesley Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I borrow money from Wellesley Bank to purchase the Bank’s stock?

A.	No. Wellesley Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Wellesley Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Wellesley Bancorp, Inc. no later than _:00 p.m., Eastern time, on ___day, December __, 2011.

Q.	Can I subscribe for shares using my custodial account for my minor children at Wellesley Bank?

A.	Yes. However, the stock must be purchased in the name of the minor child. A custodial account does not entitle the custodian to purchase stock in his or her own name.

Q.	Can I subscribe for shares using funds in my IRA at Wellesley Bank?

A.

No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Wellesley Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our conversion center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA and Keogh purchases) and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	No. With the exception of certain orders placed through an IRA, Keogh or 401(k) plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Wellesley Bank’s passbook savings rate, from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following the offering, our board of directors will consider adopting a policy of paying cash dividends on the common stock.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to trade on the Nasdaq Capital Market under the symbol “WEBK.”

Q.	If I purchase shares in the offering, when will I receive stock certificate?

A.	Our transfer agent, Registrar and Transfer Company, will send stock certificates by first class mail as soon as possible after completion of the stock offering. Although the shares of Wellesley Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on the arrangements you may make with your brokerage firm.

Q.	Are executive officers and directors of Wellesley Bank planning to subscribe for stock?

A.	Yes. The executive officers and directors of Wellesley Bank plan to purchase, in the aggregate, $2,500,000 worth of stock or approximately 9.7% of the common stock offered at the midpoint of the offering range.

Q.	Must I pay a commission?

A.	No. You will not be charged a commission or fee on the purchase of common stock in the conversion. However, if you are purchasing through a brokerage account, your broker may charge fees associated with your purchase and if you are buying through a self-directed IRA with a broker there are usually fees associated with these brokerage accounts.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

About The Charitable Foundation

Q.	What is the Wellesley Bank Charitable Foundation and why is it being funded?

A.	To continue our long-standing commitment to our local communities, we intend to contribute common stock and cash to the charitable foundation, subject to depositor approval. The Wellesley Bank Charitable Foundation will be dedicated to nonprofit and community groups and projects that serve the communities in which the Bank operates.

Q.	Will the Wellesley Bank Charitable Foundation be funded if the conversion is not approved and completed?

A.	No. The charitable foundation will only be funded if both the plan and the funding of the charitable foundation are approved by the depositors. However, if funding the foundation is not approved by our depositors and if we receive all other necessary conversion approvals, we will be permitted to complete the conversion without funding the foundation.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Wellesley Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 23 through 12:00 noon Monday, November 28, in observance of the Thanksgiving Day Holiday. Additional material may only be obtained from the conversion center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus

Wellesley Bank

Dear Depositor:

As a follow-up to our recent mailing, this is to remind you that your attendance at the special meeting of depositors and your vote are very important.

The Board of Directors of Wellesley Bank has voted unanimously in favor of a plan of conversion whereby Wellesley Bank will convert from the mutual form to the stock form of organization. We are converting so that Wellesley Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

A special meeting of depositors of Wellesley Bank has been called for __________, December _____, 2011 at __________ to be held at the __________, __________, Massachusetts. To accomplish the conversion and the establishment and funding of the charitable foundation, your participation at the special meeting is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the Notice and Information Statement, attending the special meeting of depositors and casting your vote in favor of the plan of conversion and the establishment and funding of the charitable foundation. Pursuant to Massachusetts regulation, the plan of conversion and the charitable foundation must each be approved by two-thirds of the votes cast by depositors present and voting in person at the special meeting. In addition, under Massachusetts regulation, voting by proxy will not be permitted. Therefore, we urge you to attend and cast your vote at this meeting.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Thomas J. Fontaine

Chairman, President and Chief Executive Officer

Special Meeting Reminder

Logo

WE NEED YOUR VOTE

Dear Depositor of Wellesley Bank:

To accomplish the conversion and the establishment and funding of the charitable foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by attending the special meeting of depositors to be held at the ___________, on December __, 2011 at _:__ P.M.

Remember: Voting does not obligate you to buy stock. Your deposit accounts or loans with Wellesley Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

The Board of Directors urges you to attend the special meeting and vote “FOR” the plan of conversion and “FOR” the establishment of the charitable foundation.

If you have any questions, please call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Thomas J. Fontaine

Chairman, President and Chief Executive Officer

Wellesley Bank

LOGO

Please Support Us

A special meeting of depositors of Wellesley Bank to vote on the plan of conversion and the establishment and funding of the Wellesley Bank Charitable Foundation has been called for December __, 2011. Your participation is extremely important.

The Board of Directors urges you to attend the special meeting of depositors to be held at the _________, on

December __, 2011, at _:00 P.M.

Wellesley Bancorp, Inc.

_______________, 201_

Dear __________:

The Boards of Directors of Wellesley Bank and Wellesley Bancorp, Inc. have voted unanimously in favor of a plan of conversion, whereby Wellesley Bank will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on ___ at ___:00 _._, Eastern time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our conversion center at (617)         -            , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern time.

Sincerely,

Thomas J. Fontaine
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

Wellesley Bancorp, Inc.

_______________, 201_

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Wellesley Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Wellesley Bancorp, Inc. common stock that will be issued to you, if any. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

If you have any questions, please call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Wellesley Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

Wellesley Bancorp, Inc.

_______________, 201_

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 201_; this is your stock purchase date. Trading will commence on the Nasdaq Capital Market under the symbol “WEBK” on ________ __, 201_.

Thank you for your interest in Wellesley Bancorp, Inc. Your stock certificate will be mailed to you shortly.

Wellesley Bancorp, Inc.

Conversion Center

Wellesley Bancorp, Inc.

_______________, 201_

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders or community friends. If your subscription was paid for by check, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Wellesley Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Capital Market under the symbol “WEBK” on _______, 201_.

Wellesley Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

(Printed by Conversion Center)

Wellesley Bancorp, Inc.

_______________, 201_

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Wellesley Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Attention: Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) ___-____

email:

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Wellesley Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

Thomas J. Fontaine

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

(Printed by Conversion Center)

Wellesley Bancorp, Inc.

_______________, 201_

Dear Interested Subscriber:

We regret to inform you that Wellesley Bank and Wellesley Bancorp, Inc., the holding company for Wellesley Bank, did not accept your order for shares of Wellesley Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion, which gives Wellesley Bank and Wellesley Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Wellesley Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wellesley Bank, Wellesley Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

(Printed by Conversion Center)

Sandler O’Neill + Partners, L.P.

_______________, 2011

To Our Friends:

We are enclosing material in connection with the stock offering by Wellesley Bancorp, Inc., the proposed holding company for Wellesley Bank. Wellesley Bancorp, Inc. is raising capital to support Wellesley Bank’s future growth.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at _:___ p.m., Eastern time, on _____ __, 2010. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill + Partners, L.P.

Wellesley Bank

[logo]

A Reminder

To Attend a Special Meeting

The Board of Directors of Wellesley Bank would like to remind their depositors as of October __, 2011 of a special meeting to vote on the Wellesley plan of conversion and the establishment and funding of the Wellesley Bank Charitable Foundation.

The special meeting of depositors will be held at the __________, on ___ day, December __, 2011 at __:00 P.M.

The Board of Directors urges you to attend the special meeting and vote “FOR” the plan of conversion and

“FOR” the establishment of the charitable foundation.